Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “TPI COMPOSITES, INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF FEBRUARY, A.D. 2015, AT 3:56 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3850529 8100	AUTHENTICATION: 2117985

150190038	DATE: 02-12-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:02 PM 02/12/2015 FILED 03:56 PM 02/12/2015 SRV 150190038 - 3850529 FILE

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TPI COMPOSITES, INC.

TPI Composites, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is TPI Composites, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 3, 2004 under the name LCSI Holding, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed on September 8, 2004. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed on October 9, 2007. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed on August 8, 2008 changing the name of the Corporation from LCSI Holding, Inc. to TPI Composites, Inc. The Third Amended and Restated Certificate of Incorporation of the Corporation was filed on December 29, 2008. The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed on May 22, 2009. A Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed on November 13, 2009. The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed on June 17, 2010. The Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on March 24, 2011. A Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on April 13, 2011. A Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on September 21, 2011. A Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on December 21, 2011. A Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on March 19, 2012. A Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on February 11, 2014. The Seventh Amended and Restated Certificate of Incorporation of the Corporation was filed on May 9, 2014. The Eighth Amended and Restated Certificate of Incorporation of the Corporation was filed on June 30, 2014. The Ninth Amended and Restated Certificate of Incorporation of the Corporation was filed on December 29, 2014.

B. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Tenth Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the board of directors and stockholders of the Corporation, and restates and integrates and further amends the provisions of the Ninth Amended and Restated Certificate of Incorporation of the Corporation.

C. The text of the Ninth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is TPI Composites, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 100,444 shares, (i) 86,400 shares of which shall be Common Stock (the “Common Stock”) and (ii) 14,044 shares of which shall be Preferred Stock (the “Preferred Stock”), 3,551 of which shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), 2,813 of which shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 2,972 of which shall be designated as “Series B-1 Convertible Preferred Stock” (the “Series B-1 Preferred Stock”), 2,944 of which shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), 740 of which shall be designated as “Senior Redeemable Preferred Stock” (the “Senior Redeemable Preferred Stock”) and 1,024 of which shall be designated as “Super Senior Redeemable Preferred Stock” (the “Super Senior Redeemable Preferred Stock”). The Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock are sometimes collectively referred to herein as the “Senior Preferred Stock” (the “Senior Preferred Stock”), except for purposes of Article IV, Part C, Section 6 hereof, wherein the defined term “Senior Preferred Stock” shall be deemed to include the Series C Preferred Stock. All shares of stock of the Corporation shall have a par value of $0.01 per share.

A. COMMON STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors of the Corporation (the “Board”) with respect to any series of Preferred Stock as authorized herein.

2. Voting. Except as otherwise expressly provided herein or required by law, each holder of outstanding shares of Common Stock shall be entitled to one (1) vote in respect of each share of Common Stock held thereby of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Subject to the protective provisions of Article IV, Part C, Section 5 hereof and irrespective of any contrary provisions contained in Section 242(b)(2) of the DGCL, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in interest of the stock of the Corporation entitled to vote thereon.

B. PREFERRED STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows:

1. Rank.

(a) The Preferred Stock shall rank senior to any share of Common Stock and any other equity securities of the Corporation with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights.

(b) The Common Stock shall rank junior to any series or class of Preferred Stock with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights.

2. Issuance. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

3. Blank Check Preferred Stock. Subject to any vote expressly required by this Tenth Amended and Restated Certificate of Incorporation, authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall rank junior to the Preferred Stock of any other series to the extent permitted by law.

4. Retiring Stock. Notwithstanding anything to the contrary herein, all shares of Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation shall be retired and canceled and may thereafter not be issued.

C. SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES B-1 PREFERRED STOCK AND SERIES C PREFERRED STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock, the

Series B Preferred Stock, the Series B-l Preferred Stock and the Series C Preferred Stock are as follows. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article IV refer to sections and subsections of Part C of this Article IV. The Series A Base Price, as such term is referred to herein, shall be $6,205.36 per share (the “Series A Base Price”). The Series B Base Price, as such term is referred to herein, shall be $8,748.81 per share (the “Series B Base Price”). The Series B-l Base Price, as such term is referred to herein, shall be $8,748.81 per share (the “Series B-1 Base Price”). The Series C Base Price, as such term is referred to herein, shall be $3,057.38 per share (the “Series C Base Price”). The Series A Base Price, the Series B Base Price, the Series B-l Base Price and the Series C Base Price are sometimes referred to herein as the “Base Price” (the “Base Price”). The Base Price shall be adjusted for any stock dividends, combinations, splits, recapitalizations, reorganization, reclassification and the like with respect to such shares of Preferred Stock (collectively, a “Recapitalization”).

l. Rank.

(a) The Series C Preferred Stock (i) shall rank junior to the Super Senior Redeemable Preferred Stock and the Senior Redeemable Preferred Stock with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights and (ii) shall rank senior to any share of Senior Preferred Stock, Common Stock and any other equity securities of the Corporation with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights.

(b) The Senior Preferred Stock (i) shall rank junior to the Super Senior Redeemable Preferred Stock, the Senior Redeemable Preferred Stock and the Series C Preferred Stock with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights and (ii) shall rank senior to any share of Common Stock and any other equity securities of the Corporation, other than Permitted Securities that are pari passu with the Senior Preferred Stock, with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights.

(c) The Common Stock shall rank junior to the Super Senior Redeemable Preferred Stock, the Senior Redeemable Preferred Stock, the Series C Preferred Stock and the Senior Preferred Stock with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights.

2. Dividend Rights.

(a) Series C Preferred Stock. The record holders of Series C Preferred Stock, prior to and in preference to any declaration or payment of any dividend on the shares of Senior Preferred Stock, Common Stock or any other class or series of stock, other than shares, Senior Redeemable Preferred Stock, shall be entitled to receive, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the Series C Base Price (as adjusted from time to time for any Recapitalizations), per annum on each outstanding share of Series C Preferred Stock (as adjusted from time to time for any Recapitalizations). Such dividends shall accrue from the original date of issuance of each share of Series C Preferred Stock, whether or not earned or declared, and shall be cumulative (but non-compounding); provided, however, that except as set forth in Section 2(c), Section 3(a) or in Section 7 or with the approval of the Board, the Corporation shall be under no obligation to pay such dividends. For the avoidance of doubt and not in limitation of any other provision set forth in this Tenth Amended and Restated Certificate of Incorporation, the Corporation may not declare or pay any dividend on the shares of Series C Preferred Stock, unless it first declares and pays the dividend required by Section D.3 on the shares of Senior Redeemable Preferred Stock or Section E.3 on the shares of Super Senior Redeemable Preferred Stock.

(b) Senior Preferred Stock. The record holders of Senior Preferred Stock, prior to and in preference to any declaration or payment of any dividend on the shares of Common Stock or any other class or series of stock, other than shares of Series C Preferred Stock, Senior Redeemable Preferred Stock, Super Senior Redeemable Preferred Stock, and Permitted Securities that are pari passu with the Senior Preferred Stock, shall be entitled to receive, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the Series A Base Price, Series B Base Price or Series B-1 Base Price, as applicable (as adjusted from time to time for any Recapitalizations), per annum on each outstanding share of Senior Preferred Stock (as adjusted from time to time for any Recapitalizations). Such dividends shall accrue from the original date of issuance of each share of Senior Preferred Stock, whether or not earned or declared, and shall be cumulative (but non-compounding); provided, however, that except as set forth in Section 2(c), Section 3(b) or in Section 7 or with the approval of the Board, the Corporation shall be under no obligation to pay such dividends. For the avoidance of doubt and not in limitation of any other provision set forth in this Tenth Amended and Restated Certificate of Incorporation, the Corporation may not declare or pay any dividend on the shares of Senior Preferred Stock unless it first declares and pays the dividend required by Section E.3 on the shares of Super Senior Redeemable Preferred Stock, Section D.3 on the shares of Senior Redeemable Preferred Stock and by Section 2(a) on the shares of Series C Preferred Stock.

(c) Additional Dividends. The Corporation shall not declare, set aside, or pay any dividends on any share of Common Stock (other than dividends on Common Stock payable solely in Common Stock) while any shares of Super Senior Redeemable Preferred Stock or Senior Redeemable Preferred Stock are outstanding. Thereafter, the Corporation shall not declare, set aside or pay any dividends on any share of Common Stock (other than dividends on Common Stock payable solely in Common Stock) or any other class or series of stock (including without limitation the Series C Preferred Stock or any series of Senior Preferred Stock) unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 2) is declared and paid with respect to all outstanding shares of Series C Preferred Stock and all outstanding shares of Senior Preferred Stock and Permitted Securities that are pari passu with the Senior Preferred Stock, in an amount for each such share of Series C Preferred Stock or Senior Preferred Stock, as the case may be, at least equal to the greater of (i) the amount of the cumulative dividends then accrued and unpaid on such share of Series C Preferred Stock or Senior Preferred Stock and Permitted Securities that are pari passu with the Senior Preferred Stock, as the case may be, and (ii) the aggregate amount of the dividends for all shares of Common Stock into which each such share of Series C Preferred Stock or Senior Preferred Stock or Permitted Securities that are pari passu with the Senior Preferred Stock, as the case may be, could then be converted, calculated on the record date for determination of holders entitled to receive such dividend and without giving effect to any Qualified IPO Conversion (as defined below).

(d) Non-Cash Distributions. Whenever a distribution provided for in this Section 2, Section D, or Section E shall be payable in property other than cash, the value of such distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board (including the affirmative vote of the Series A Director (as defined below)).

(e) Waiver of Dividends. Any dividend preference and any cumulative dividend of the Series A Preferred Stock may be waived, in whole or in part, by the prior written consent or vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock. Any dividend preference and any cumulative dividend of the Series B Preferred Stock may be waived, in whole or in part, by the prior written consent or vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock. Any dividend preference and any cumulative dividend of the Series B-1 Preferred Stock may be waived, in whole or in part, by the prior written consent or vote of the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock. Any dividend preference and any cumulative dividend of the Series C Preferred Stock may be waived, in whole or in part, by the prior written consent or vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock.

3. Liquidation.

(a) Series C Preferred Stock Liquidation Preference. In the event of any Liquidation Event (as defined below), after the Super Senior Redeemable Preferred Liquidation Amount has been made in full (as provided in Section E below), and after the Senior Redeemable Preferred Liquidation Amount have been made in full (as provided in Sections D below), the holders of shares of Series C Preferred Stock, shall be entitled to receive out of the assets or surplus funds of the Corporation (whether representing capital or surplus) legally available for distribution to stockholders (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of Senior Preferred Stock, Common Stock or any other class or series of capital stock by reason of their ownership of such stock, an amount for each share of Series C Preferred Stock (as adjusted from time to time for any Recapitalizations) equal to the sum of (i) one and fifty one-hundredths (1.50) times the Series C Base Price (as adjusted from time to time for Recapitalizations), and (ii) accrued but unpaid dividends on the Series C Preferred Stock attributable to such share (collectively, the “Series C Preferred Liquidation Amount”). The payment of the Series C Preferred Liquidation Amount shall be referred to herein as the “Series C Preferred Liquidation Distribution.” If the assets or consideration available for distribution to holders of the Series C Preferred Stock upon such Liquidation Event shall be insufficient to pay the Series C Preferred Liquidation Amount to the holders of shares of the Series C Preferred Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the respective amounts to which they otherwise would be entitled.

(b) Senior Preferred Stock Liquidation Preference. In the event of any Liquidation Event, after the Super Senior Redeemable Preferred Liquidation Amount has been made in full (as provided in Section E below), and after the Senior Redeemable Preferred Liquidation Amount has been made in full (as provided in Section D below), and after the Series C Liquidation Distribution has been made in full (as provided above), the holders of shares of Senior Preferred Stock, shall be entitled to receive out of the remaining assets or surplus funds of the Corporation (whether representing capital or surplus) legally available for distribution to stockholders (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of Common Stock or any other class or series of capital stock (other than the Series C Preferred Stock) by reason of their ownership of such stock, other than Permitted Securities that are pari passu with the Senior Preferred Stock, (i) an amount for each share of Series A Preferred Stock (as adjusted from time to time for any Recapitalizations) equal to the sum of (u) one and sixty-five one-hundredths (1.65) times the Series A Base Price (as adjusted from time to time for Recapitalizations), and (v) accrued but unpaid dividends on the Series A Preferred Stock attributable to such share (collectively, the “Series A Preferred Liquidation Amount”), (ii) an amount for each share of Series B Preferred Stock (as adjusted from time to time for any Recapitalizations) equal to the sum of (w) one and fifty one-hundredths (1.50) times the Series B Base Price (as adjusted from time to time for Recapitalizations), and (x) accrued but unpaid dividends on the Series B Preferred Stock attributable to such share (collectively, the “Series B Preferred Liquidation Amount”) and (iii) an amount for each share of Series B-1 Preferred Stock (as adjusted from time to time for any Recapitalizations) equal to the sum of (y) one and fifty one-hundredths (1.50) times the Series B-1 Base Price (as adjusted from time to time for Recapitalizations), and (z) accrued but unpaid dividends on the Series B-1 Preferred Stock attributable to such share (collectively, the “Series B-1 Preferred Liquidation Amount”). The Series A Preferred Liquidation Amount, the Series B Preferred Liquidation Amount, the Series B-1 Preferred Liquidation Amount and any liquidation preference payable on each Permitted Security that is pari passu with the Senior Preferred Stock are sometimes referred to herein as the “Senior Preferred Liquidation Amount”. The payment of the Senior Preferred Liquidation Amount shall be referred to herein as the “Senior Preferred Liquidation Distribution.” If, after giving effect to the payment of the Super Senior Redeemable Preferred Liquidation Amount to the holders of Super Senior Redeemable Preferred Stock, the Senior Redeemable Preferred Liquidation Amount to the holders of shares of the Senior Redeemable Preferred Stock, and the Series C Preferred Liquidation Amount to the holders of shares of the Series C Preferred Stock, the assets or consideration available for distribution to holders of the Senior Preferred Stock (or, if applicable, a series of Senior Preferred Stock) and holders of Permitted Securities that are pari passu with the Senior Preferred Stock, upon such Liquidation Event shall be insufficient to pay the Senior Preferred Liquidation Amount to the holders of shares of the Senior Preferred Stock (or such series of Senior Preferred Stock, if applicable) and the holders of Permitted Securities that are pari passu with the Senior Preferred Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Senior Preferred Stock (or such series of Senior Preferred Stock, if applicable) and the holders of Permitted Securities that are pari passu with the Senior Preferred Stock, ratably in proportion to the respective amounts to which they otherwise would be entitled; provided, however, that the full Preferred Liquidation Amount attributable to each share of Senior Preferred Stock and each share of a Permitted Security that is pari passu with the Senior Preferred Stock shall be distributed prior to any distribution in respect of any share of Preferred Stock in excess of the applicable Preferred Liquidation Amount attributable to such share of Preferred Stock.

(c) Additional Liquidation Distribution. After the Super Senior Redeemable Preferred Liquidation Amount (as defined below), the Senior Redeemable Preferred Liquidation Amount (as defined below), the Series C Preferred Liquidation Distribution and the Senior Preferred Liquidation Distribution have been made in full (as provided above and below) and any other preferential payments to any other series of Preferred Stock of the Corporation ranking on liquidation senior to the Common Stock, but junior to the Super Senior Redeemable Preferred Stock, the Senior Redeemable Preferred Stock, the Series C Preferred Stock and the Senior Preferred Stock, has been paid in full, the remaining assets of the Corporation available for distribution to stockholders (or the consideration received in such transaction), if any, shall be distributed among the holders of the Common Stock in proportion to the number of shares of Common Stock held by them.

(d) Deemed Conversion. Notwithstanding anything in Sections 3(a), 3(b) or 3(c) to the contrary, if upon any distribution, or series of distributions, pursuant to this Section 3 the holders of Series C Preferred Stock or a series of Senior Preferred Stock would receive more than the aggregate amount pursuant to Section 3(a) or 3(b) above, respectively, if, immediately prior to the Liquidation Event, such holders were to convert the applicable shares of Series C Preferred Stock or the applicable series of Senior Preferred Stock held by them into shares of Common Stock calculated without giving effect to any Qualified IPO Conversion (as defined below), then the payment made to such holders pursuant to this Section 3 shall equal the amount such holders would receive as if such holders had converted their shares of Series C Preferred Stock or the applicable series of Senior Preferred Stock into Common Stock immediately prior to the Liquidation Event, as the case may be. If the holders of Series C Preferred Stock or the applicable series of Senior Preferred Stock are treated as if they had converted shares of Series C Preferred Stock or Senior Preferred Stock, as the case may be, into Common Stock pursuant to this Section 3(d), then such holders shall not be entitled to receive any distribution pursuant to Section 3(a) or 3(b), respectively, that would otherwise be made to such holders.

(e) Valuation of Non-Cash Property. In any Liquidation Event, if any distribution shall be payable in securities or property other than cash, then the value of such distribution shall be the fair market value of such distribution as determined in good faith by the Board (including the Series A Director (as defined below)), except that any publicly-traded securities to be distributed to stockholders will be valued as follows:

(i) Securities not subject to an investment letter or other similar restrictions on free marketability:

(A) If traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending three (3) calendar days prior to the closing of the Liquidation Event; and

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30)-day period ending three (3) calendar days prior to the closing of the Liquidation Event.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Sections 3(f)(i)(A) and (B) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

Notwithstanding the foregoing, in the event that the distribution being valued pursuant to this Section 3(e) is made in connection with a Liquidation Event pursuant to Section 3(f) below that is approved by the Board, and the definitive transaction documents for such Liquidation Event provide for a different method of valuation, the method of valuation set forth in such documents, not the provisions of this Section 3(e), shall control.

(f) Liquidation Event. For purposes hereof, (i) the sale, conveyance, exchange, license, lease or other transfer of all or substantially all of the intellectual property or assets of the Corporation, (ii) any acquisition of the Corporation by means of a consolidation, stock exchange, stock sale, merger or other form of corporate reorganization of the Corporation with any other entity in which the Corporation’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, (iii) any transaction or series of related transactions following which the Corporation’s stockholders prior to such transaction or series of related transactions own less than a majority of the voting securities of the Corporation, (iv) any transaction or a series of related transactions following which Landmark IAM Growth Capital, L.P., Landmark Growth Capital Partners, L.P. and their affiliates (collectively, “Landmark”) collectively own less than fifty percent (50%) of the Common Stock of the Corporation held by Landmark as of the date hereof on an as-converted basis (as adjusted from time to time for Recapitalizations), or (v) a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be deemed to be a “Liquidation Event” unless otherwise determined by the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock voting as a single class, the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a single class, and the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock voting as a single class, provided, however, that a transaction shall not constitute a Liquidation Event (x) if its sole purpose is to change the state of the Corporation’s incorporation, (y) if its purpose is to create a holding company that will be owned in the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction or (z) if it occurs as a direct result of a Public Offering (as defined below), in each case provided that such action is approved by the Board.

4. Notice. The Corporation shall give each holder of record of Series C Preferred Stock and each holder of record of Senior Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called (or the solicitation of written consent in lieu thereof) to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the DGCL such periods may be shortened or waived upon the written consent of (a) the holders of Series A Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock voting as a single class, (b) the holders of Series B Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Series B Preferred Stock voting as a single class and (c) the holders of Series B-1 Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Series B-1 Preferred Stock voting as a single class.

5. Voting Rights.

(a) General. Each holder of a share of Series C Preferred Stock or Senior Preferred Stock shall be entitled to voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law) voting together with the Common Stock as a single class on an as-converted to Common Stock basis as provided herein. The holders of Series C Preferred Stock and Senior Preferred Stock shall be entitled to notice of all meetings of stockholders in accordance with the Corporation’s bylaws (the “Bylaws”), and except as otherwise required by law or this Tenth Amended and Restated Certificate of Incorporation, the holders of Series C Preferred Stock and Senior Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock. Each share of Series C Preferred Stock and Senior Preferred Stock (including fractional shares) shall be entitled to one vote for each whole share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken, in each case, calculated without giving effect to any Qualified IPO Conversion (as defined below). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock and Senior Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Election of Board. So long as at least twenty percent (20%) of the shares of Series A Preferred Stock originally issued remain outstanding:

(i) The holders of record of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, separate and distinct from any other series or class of securities issued by the Corporation, on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series A Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;

(ii) The holders of record of a majority of the outstanding shares of Series B-1 Preferred Stock, voting as a single class, separate and distinct from any other series or class of securities issued by the Corporation, on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series B-1 Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;

(iii) The holders of record of a majority of the outstanding shares of Series C Preferred Stock, voting as a single class, separate and distinct from any other series or class of securities issued by the Corporation, on an as-converted basis, shall be entitled to elect, in the aggregate, one (1) member of the Board (the “Series C Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;

(iv) The holders of record of a majority of the outstanding shares of Common Stock, voting as a separate class distinct from any other series or class of securities issued by the Corporation, shall be entitled to elect four (4) members of the Board (the “Common Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors;

(v) The holders of both (1) a majority of the outstanding shares of Common Stock and (2) a majority of the outstanding shares of Series A Preferred Stock, each voting as a separate class distinct from any other series or class of securities issued by the Corporation, shall be entitled to elect one (1) member of the Board (the “Mutual Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;

(vi) With the prior written consent of a majority of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Common Stock, the Corporation may increase the number of directors of the Corporation (the “Joint Directors”), with such directors to be elected by both the holders of a majority of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Common Stock, each voting as a separate class, or pursuant to each consent by such stockholders of the Corporation for the election of directors, and to remove from office any such directors and to fill any vacancy caused by the resignation, death or removal of any such directors; and

(vii) A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 5(b).

(c) Series A Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least fifty percent (50%) of the shares of Series A Preferred Stock originally issued remain outstanding (as adjusted for any Recapitalization), the vote or written consent of (x) other than as provided in clause (y) below, the holders of a majority of the then outstanding shares of Series A Preferred Stock and (y), in the case of subsections (i) or (xi) below, the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, in each case voting together as a single class, separate and distinct from any other series or class of securities issued by the Corporation, and given in writing or by vote at a meeting, shall be required for the Corporation to take any of the following actions, including in each case, as may be applicable, by means of amendment, merger, reclassification, consolidation or otherwise:

(i) alter, waive, repeal or change the rights, preferences or privileges of the Series A Preferred Stock;

(ii) increase the authorized number of shares of the Series A Preferred Stock;

(iii) any authorization or any designation by the Corporation or any of its direct or indirect Subsidiaries that is an entity directly or indirectly wholly-owned by the Corporation that directly or indirectly owns or controls seventy percent (70%) of the operating assets of the Corporation (each such entity, a “Holding Company Subsidiary”), whether by amendment, reclassification or otherwise, or issuance of any class or series of stock or other equity securities or any other securities convertible into equity securities of the Corporation or a Holding Company Subsidiary, in any such case, ranking on a parity with or senior to (structurally or otherwise) the Series A Preferred Stock in right of redemption, liquidation preference, voting, conversion or dividend rights, or the creation of any obligation to do any of the foregoing (for purposes hereof, “Subsidiary” or “Subsidiaries” shall refer to any subsidiary or subsidiaries of the Corporation of which the Corporation directly or indirectly beneficially owns 50.1% or more of its outstanding voting equity securities);

(iv) consummate a Liquidation Event if the payment to be received by the holders of Series A Preferred Stock shall be less than the Series A Preferred Liquidation Amount;

(v) change the authorized number of or method of electing the members of the Board;

(vi) repurchase or redeem, or permit any of its Subsidiaries to repurchase or redeem, any shares of capital stock of the Corporation (except for repurchases of Common Stock pursuant to an option or other agreement in connection with the termination of employment of one of the Corporation’s or its Subsidiaries’ employees, repurchases approved by the Board (including the affirmative vote of the Series A Director), redemptions required by Section 7, Section D and Section E, hereof each as it exists on the date hereof and repurchases or redemptions of shares of capital stock of a Subsidiary owned by the Corporation or a wholly-owned Subsidiary of the Corporation);

(vii) sell, transfer, license or encumber any technology or intellectual property of the Corporation, or permit any Subsidiary to do so, other than (A) licenses granted in the ordinary course of business or as approved by the Board (including the affirmative vote of the Series A Director) or (B) sales, transfers, licenses or encumbrances between the Corporation and any wholly-owned Subsidiary or between wholly-owned Subsidiaries;

(viii) amend, waive, alter or repeal any provision of this Tenth Amended and Restated Certificate of Incorporation (other than to create a new class or series of stock not prohibited by subsection (iii) above) or Bylaws;

(ix) declare or pay or permit any of its Subsidiaries to declare or pay any dividends or distributions (other than (A) pursuant to Article IV, Part C, Section 2(a) or 2(b) or 2(c) or pursuant to Sections D.3 or E.3 or (B) directly or indirectly to the Corporation or a wholly-owned Subsidiary of the Corporation);

(x) enter into, or permit any Subsidiary or Joint Venture of the Corporation or any Subsidiary to enter into any transaction with (A) any director or officer of the Corporation or any of its Subsidiaries, unless such transaction is approved by the Board (including the affirmative vote of the Series A Director), or (B) any stockholder of the Corporation (other than a director or officer of the Corporation or any of its Subsidiaries) unless such transaction is (1) approved by the Board (including the affirmative vote of the Series A Director) and (2) on terms no less favorable to the Corporation or its Subsidiaries than as would be obtainable by the Corporation or any such Subsidiary in a comparable arm’s length transaction with a third party, in each case other than (a) the Series A Convertible Preferred Stock Purchase Agreement, dated as of October 9, 2007, by and among the Corporation and the parties thereto, as amended (the “Series A Purchase Agreement”), and the transactions and the agreements contemplated therein, the Amended and Restated Series B Convertible Preferred Stock Purchase Agreement, dated as of December 30, 2008, by and among the Corporation and the parties thereto (the “Series B Purchase Agreement”) and the transactions and the agreements contemplated therein, the Series B-1 Convertible Preferred Stock Purchase Agreement, dated as of May 22, 2009, by and among the Corporation and the parties thereto (the “Series B-1 Purchase Agreement”), the Series B-1 Convertible Preferred Stock Purchase Agreement, dated as of November 11, 2009, by and among the Corporation and the parties thereto (the “Series B-1 Follow-On Purchase Agreement”) and the transactions and the agreements contemplated therein, the Series C Convertible Preferred Stock Purchase Agreement, dated as of June 17, 2010, by and among the Corporation and the parties thereto (the “Series C Purchase Agreement”) and the transactions and the agreements contemplated therein, the Senior Redeemable Preferred Stock Purchase Agreement, dated as of March 24, 2011, by and among the Corporation and the parties thereto (the “Senior Redeemable Purchase Agreement”), the Note Purchase Agreement by and among the Corporation and the parties thereto (the “Note Purchase Agreement”), and the transactions and the agreements contemplated therein, the Super Senior Redeemable Preferred Stock Purchase Agreement, dated as of May 9, 2014 by and among the Corporation and the parties thereto (the “May Super Senior Redeemable Purchase Agreement”) and the transactions and the agreements contemplated therein, the Super Senior Redeemable Preferred Stock Purchase Agreement, dated as of June 30, 2014 by and among the Corporation and the parties thereto (the “June Super Senior Redeemable Purchase Agreement”) and the transactions and the agreements contemplated therein, the Convertible Note and Warrant Purchase Agreement, dated as of December 29, 2014 by and among the Corporation and the parties thereto (the “Convertible Note and Warrant Purchase Agreement”) and the transactions and the agreements contemplated therein, the Third Amended and Restated Investor Rights Agreement, dated as of June 17, 2010, by and among the Corporation and the parties thereto (the “Investor Rights Agreement”) and the transactions and the agreements contemplated therein, the Third Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement, dated as of June 17, 2010, by and among the Corporation and the parties thereto (the “Voting Agreement”) and the transactions and the agreements contemplated therein and as contemplated by this Tenth Amended and Restated Certificate of Incorporation, (b) for payment of salary for services rendered, as approved by the Board, (c) reimbursement for reasonable expenses incurred on behalf of the Corporation or its Subsidiaries in accordance with the standard practice of the Corporation or its Subsidiaries and (d) for other standard employee benefits made generally available to all employees (for purposes hereof, “Joint Venture” means a joint venture, partnership, limited liability company or other similar entity, whether in corporate, partnership or other legal entity form, between the Corporation or one of its Subsidiaries on the one hand and an unrelated third party on the other hand); or

(xi) amend, waive, alter or repeal Article IV, Part C, Sections 2(e) (first sentence), 3(f) (other than to add to clause (v) thereof the separate class vote of a Permitted Security), 5(c)(i), 5(c)(xi), 6(b)(i), 6(f)(i)(G)(l) of the definition of “Additional Shares of Common Stock”, 6(l)(i), 7(a) (relating to the Series A Preferred Stock) or Part F, Section 4 (first sentence) or the voting thresholds in the introductory paragraph of Section 5(c) of this Tenth Amended and Restated Certificate of Incorporation.

(d) Series B Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least fifty percent (50%) of the shares of Series B Preferred Stock originally issued remain outstanding (as adjusted for any Recapitalization), the vote or written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class, separate and distinct from any other series or class of securities issued by the Corporation, and given in writing or by vote at a meeting, shall be required for the Corporation to take any of the following actions, including in each case, as may be applicable, by means of amendment, merger, reclassification, consolidation or otherwise:

(i) declare or pay or permit any of its Subsidiaries to declare or pay any dividends or distributions (other than (A) pursuant to Article IV, Part C, Section 2(a) or 2(b) or pursuant to Sections D.3 or E.3 or (B) directly or indirectly to the Corporation or a wholly-owned Subsidiary of the Corporation);

(ii) repurchase or redeem, or permit any of its Subsidiaries to repurchase or redeem, any shares of capital stock of the Corporation (except for repurchases of Common Stock pursuant to an option or other agreement in connection with the termination of employment of one of the Corporation’s or one of its Subsidiary’s employees (other than Steven Lockard) for consideration not to exceed $1,000,000 in the aggregate, redemptions required by Section 7 and Section D hereof each as it exists on the date hereof and repurchases or redemptions of shares of capital stock of a Subsidiary owned by the Corporation or a wholly-owned Subsidiary of the Corporation);

(iii) sell, transfer, license or encumber any technology or intellectual property of the Corporation, or permit any Subsidiary to do so, other than (A) licenses granted by the Corporation or a Subsidiary in the ordinary course of business or as approved by the Board or

(B) sales, transfers, licenses or encumbrances between the Corporation and any wholly-owned Subsidiary or between wholly-owned Subsidiaries;

(iv) any authorization or any designation by the Corporation or any of its direct or indirect Subsidiaries that is a Holding Company Subsidiary, whether by amendment, reclassification or otherwise, or issuance of any class or series of stock or other equity security or any other securities convertible into equity securities of the Corporation or a Holding Company Subsidiary, in any such case, ranking on a parity with or senior to (structurally or otherwise) the Series B Preferred Stock with respect to any rights, privileges and preferences, including, but not limited to dividend rights, rights upon liquidation, winding up or dissolution and redemption rights, or the creation or execution of any agreement, arrangement or obligation to do any of the foregoing; provided that nothing herein shall prohibit the Corporation from authorizing or issuing any class or series of stock or other equity security or any other securities convertible into equity securities of the Corporation ranking on a parity with the Series B Preferred Stock with respect to any rights, privileges and preferences, including, but not limited to dividend rights, rights upon liquidation, winding up or dissolution and redemption rights if (A) such securities are issued at a price, calculated on an as-converted basis, higher than the Series B Base Price (as adjusted for Recapitalizations), (B) such securities have Economic Provisions that are the same as or no more favorable than the Series B Preferred Stock (for purposes hereof, “Economic Provisions” shall refer to voting provisions (it being understood that entitlement to elect one or more directors and the grant of more restrictive protective provisions shall not be deemed to be an Economic Provision), waiver provisions, liquidation provisions (including liquidation preference provisions), participation provisions, dividend provisions, conversion provisions, redemption provisions, anti-dilution provisions, winding up provisions, any other provisions that would impact or affect any of the foregoing and the amendment or waiver of any of the foregoing) and (C) the terms of such securities that are not Economic Provisions are not materially more favorable than those of the Series B Preferred Stock (it being understood that entitlement to elect one or more directors and the grant of more restrictive protective provisions shall not be deemed materially more favorable); provided, further, that for purposes of this clause (d)(iv) only (and not for purposes of the definition of Economic Provisions generally), a “provision that would impact or affect any of the foregoing” shall not be deemed to include a provision if either (x) the Series B Preferred Stock contains such a provision or (y) such provision is also given in the same form to the Series B Preferred Stock contemporaneously with the issuance of the applicable Permitted Security (as defined below). Any security or securities that can be issued by the Corporation without the vote or consent of (i) the holders of a majority of the then outstanding shares of Series B Preferred Stock pursuant to this clause (iv) and (ii) the holders of a majority of the then outstanding shares of Series B-1 Preferred Stock pursuant to Section 5(e)(iv), including, without limitation, any Common Stock with Economic Provisions no greater than those of the Common Stock as set forth herein, shall be defined herein as a “Permitted Security” or “Permitted Securities”;

(v) consummate a Liquidation Event if the payment to be received by the holders of Series B Preferred Stock shall be less than the Series B Preferred Liquidation Amount;

(vi) (A) alter, waive, repeal, change, modify or amend the privileges, powers, preferences or rights of the Series B Preferred Stock, (B) (i) alter, waive, repeal, change,

modify or amend any Economic Provisions of the Series A Preferred Stock, the Series B-1 Preferred Stock or the Series C Preferred Stock, or (ii) increase the per share voting rights of the Series A Preferred Stock, the Series B-1 Preferred Stock or the Series C Preferred Stock under Section 5, (C) alter, waive, repeal, change, modify or amend any provisions of a Permitted Security issued after the date hereof so that such security would no longer be a Permitted Security, (D) alter, waive, repeal, change, modify or amend any other Economic Provisions in this Tenth Amended and Restated Certificate of Incorporation if such alteration, waiver, repeal, change, modification or amendment would have an adverse effect on the Series B Preferred Stock (it being understood that for purposes of this clause (d)(vi)(D) the issuance of a Permitted Security shall not constitute a modification or amendment of any such other Economic Provisions in this Tenth Amended and Restated Certificate of Incorporation), (E) alter, waive, repeal, change, modify or amend the provisions of this Tenth Amended and Restated Certificate of Incorporation that are not Economic Provisions if such modification or amendment would have a disproportionately adverse effect on the Series B Preferred Stock as compared with any other class or series of capital stock (including any Series of Preferred Stock), (F) alter, waive, repeal, change, modify or amend any outstanding class or series of stock to provide for more than one vote per share on an as-converted to Common Stock basis on matters on which such vote is required by law (other than the election of directors) or (G) alter, waive, repeal, change, modify or amend the authorized number of shares of (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series B-1 Preferred Stock, (iv) Series C Preferred Stock or (v) any other series of Preferred Stock (other than, in the case of this clause (v), to create a Permitted Security or increase the authorized number of shares of a Permitted Security);

(vii) enter into, or permit any Subsidiary or Joint Venture of the Corporation or any Subsidiary to enter into, any transaction with (A) any director or officer of the Corporation or any of its Subsidiaries, unless approved by the Board, or (B) any stockholder of the Corporation (other than a director or officer of the Corporation or any of its Subsidiaries) unless such transaction is (1) approved by the Board and (2) on terms no less favorable to the Corporation or its Subsidiaries than as would be obtainable by the Corporation or any such Subsidiary in a comparable arm’s length transaction with a third party, in each case other than (a) the Series A Purchase Agreement and the transactions and the agreements contemplated therein, the Series B Purchase Agreement and the transactions and the agreements contemplated therein, the Series B-1 Purchase Agreement and the transactions and the agreements contemplated therein, the Series B-1 Follow-On Purchase Agreement and the transactions and the agreements contemplated therein, the Series C Purchase Agreement and the transactions and the agreements contemplated therein, the Senior Redeemable Purchase Agreement and the transactions and the agreements contemplated therein, the Note Purchase Agreement and the transactions and the agreements contemplated therein, the May Super Senior Redeemable Purchase Agreement and the transactions and the agreements contemplated therein, the June Super Senior Redeemable Purchase Agreement and the transactions and the agreements contemplated therein, the Convertible Note and Warrant Purchase Agreement and the transactions and the agreements contemplated therein, the Investor Rights Agreement and the transactions and the agreements contemplated therein, the Voting Agreement and the transactions and the agreements contemplated therein and other than as contemplated by this Tenth Amended and Restated Certificate of Incorporation, in each case in the form such agreements are in on the date hereof, (b) for payment of salary for services rendered, as approved by the Board, (c) reimbursement for reasonable expenses incurred on behalf of the Corporation or its Subsidiaries in accordance with the standard practice of the Corporation or its Subsidiaries and (d) for other standard employee benefits made generally available to all employees;

(viii) make, or permit a Subsidiary to make, any acquisition or investment or series thereof in any twelve (12) month period, the value of which is in excess of $10,000,000 in the aggregate, with the purchase price therefor payable in cash, borrowed funds, securities, a combination thereof or otherwise, other than investments to expand the Corporation’s or its Subsidiaries’ production facilities or investments to construct or purchase, outfit and ramp-up production at any production facility as contemplated in the Corporation’s business plan and other than in the ordinary course of business, in any single transaction or series of related transactions; or

(ix) amend, waive, alter or repeal Article IV, Part C, Sections 2(e) (second sentence), 3(f) (other than to add to clause (v) thereof the separate class vote of a Permitted Security), 5(d), 6(b)(ii), 6(f)(i)(G)(2) of the definition of “Additional Shares of Common Stock”, 6(l)(ii), 7(a) (relating to the Series B Preferred Stock) or Part F, Section 4 (second sentence) of this Tenth Amended and Restated Certificate of Incorporation.

(e) Series B-1 Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least fifty percent (50%) of the shares of Series B-1 Preferred Stock originally issued remain outstanding (as adjusted for any Recapitalization), the vote or written consent of the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, voting together as a single class, separate and distinct from any other series or class of securities issued by the Corporation, and given in writing or by vote at a meeting, shall be required for the Corporation to take any of the following actions, including in each case, as may be applicable, by means of amendment, merger, reclassification, consolidation or otherwise:

(i) declare or pay or permit any of its Subsidiaries to declare or pay any dividends or distributions (other than (A) pursuant to Article IV, Part C, Section 2(a) or Section 2(b) or Section 2(c) or pursuant to Sections D.3 or E.3 or (B) directly or indirectly to the Corporation or a wholly-owned Subsidiary of the Corporation);

(ii) repurchase or redeem, or permit any of its Subsidiaries to repurchase or redeem, any shares of capital stock of the Corporation (except for repurchases of Common Stock pursuant to an option or other agreement in connection with the termination of employment of one of the Corporation’s or one of its Subsidiary’s employees (other than Steven Lockard) for consideration not to exceed $1,000,000 in the aggregate, redemptions required by Section 7, Section D and Section E hereof each as it exists on the date hereof and repurchases or redemptions of shares of capital stock of a Subsidiary owned by the Corporation or a wholly-owned Subsidiary of the Corporation);

(iii) sell, transfer, license or encumber any technology or intellectual property of the Corporation, or permit any Subsidiary to do so, other than (A) licenses granted by the Corporation or a Subsidiary in the ordinary course of business or as approved by the Board or (B) sales, transfers, licenses or encumbrances between the Corporation and any wholly-owned Subsidiary or between wholly-owned Subsidiaries;

(iv) any authorization or any designation by the Corporation or any of its direct or indirect Subsidiaries that is a Holding Company Subsidiary, whether by amendment, reclassification or otherwise, or issuance of any class or series of stock or other equity security or any other securities convertible into equity securities of the Corporation or a Holding Company Subsidiary, in any such case, ranking on a parity with or senior to (structurally or otherwise) the Series B-1 Preferred Stock with respect to any rights, privileges and preferences, including, but not limited to dividend rights, rights upon liquidation, winding up or dissolution and redemption rights, or the creation or execution of any agreement, arrangement or obligation to do any of the foregoing; provided that nothing herein shall prohibit the Corporation from authorizing or issuing any class or series of stock or other equity security or any other securities convertible into equity securities of the Corporation ranking on a parity with the Series B-1 Preferred Stock with respect to any rights, privileges and preferences, including, but not limited to dividend rights, rights upon liquidation, winding up or dissolution and redemption rights if (A) such securities are issued at a price, calculated on an as-converted basis, higher than the Series B-1 Base Price (as adjusted for Recapitalizations), (B) such securities have Economic Provisions that are the same as or no more favorable than the Series B-1 Preferred Stock (for purposes hereof, “Economic Provisions” shall refer to voting provisions (it being understood that entitlement to elect one or more directors and the grant of more restrictive protective provisions shall not be deemed to be an Economic Provision), waiver provisions, liquidation provisions (including liquidation preference provisions), participation provisions, dividend provisions, conversion provisions, redemption provisions, anti-dilution provisions, winding up provisions, any other provisions that would impact or affect any of the foregoing and the amendment or waiver of any of the foregoing) and (C) the terms of such securities that are not Economic Provisions are not materially more favorable than those of the Series B-1 Preferred Stock (it being understood that entitlement to elect one or more directors and the grant of more restrictive protective provisions shall not be deemed materially more favorable); provided, further, that for purposes of this clause (d)(iv) only (and not for purposes of the definition of Economic Provisions generally), a “provision that would impact or affect any of the foregoing” shall not be deemed to include a provision if either (x) the Series B-1 Preferred Stock contains such a provision or (y) such provision is also given in the same form to the Series B-1 Preferred Stock contemporaneously with the issuance of the applicable Permitted Security;

(v) consummate a Liquidation Event if the payment to be received by the holders of Series B-1 Preferred Stock shall be less than the Series B-1 Preferred Liquidation Amount;

(vi) (A) alter, waive, repeal, change, modify or amend the privileges, powers, preferences or rights of the Series B-1 Preferred Stock, (B) (i) alter, waive, repeal, change, modify or amend any Economic Provisions of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, or (ii) increase the per share voting rights of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock under Section 5, (C) alter, waive, repeal, change, modify or amend any provisions of a Permitted Security issued after the date hereof so that such security would no longer be a Permitted Security, (D) alter, waive, repeal, change, modify or amend any other Economic Provisions in this Tenth Amended and Restated Certificate of Incorporation if such alteration, waiver, repeal, change, modification or amendment would have an adverse effect on the Series B-1 Preferred Stock (it being understood that for purposes of this clause (e)(vi)(D) the issuance of a Permitted

Security shall not constitute a modification or amendment of any such other Economic Provisions in this Tenth Amended and Restated Certificate of Incorporation), (E) alter, waive, repeal, change, modify or amend the provisions of this Tenth Amended and Restated Certificate of Incorporation that are not Economic Provisions if such modification or amendment would have a disproportionately adverse effect on the Series B-1 Preferred Stock as compared with any other class or series of capital stock (including any Series of Preferred Stock), (F) alter, waive, repeal, change, modify or amend any outstanding class or series of stock to provide for more than one vote per share on an as-converted to Common Stock basis on matters on which such vote is required by law (other than the election of directors) or (G) alter, waive, repeal, change, modify or amend the authorized number of shares of (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series B-1 Preferred Stock, (iv) Series C Preferred Stock or (v) any other series of Preferred Stock (other than, in the case of this clause (v), to create a Permitted Security or increase the authorized number of shares of a Permitted Security);

(vii) enter into, or permit any Subsidiary or Joint Venture of the Corporation or any Subsidiary to enter into, any transaction with (A) any director or officer of the Corporation or any of its Subsidiaries, unless approved by the Board, or (B) any stockholder of the Corporation (other than a director or officer of the Corporation or any of its Subsidiaries) unless such transaction is (1) approved by the Board and (2) on terms no less favorable to the Corporation or its Subsidiaries than as would be obtainable by the Corporation or any such Subsidiary in a comparable arm’s length transaction with a third party, in each case other than (a) the Series A Purchase Agreement and the transactions and the agreements contemplated therein, the Series B Purchase Agreement and the transactions and the agreements contemplated therein, the Series B-1 Purchase Agreement and the transactions and the agreements contemplated therein, the Series B-1 Follow-On Purchase Agreement and the transactions and the agreements contemplated therein, the Series C Purchase Agreement and the transactions and the agreements contemplated therein, the Senior Redeemable Purchase Agreement and the transactions and the agreements contemplated therein, the May Super Senior Redeemable Purchase Agreement and the transactions and the agreements contemplated therein, the June Super Senior Redeemable Purchase Agreement and the transactions and the agreements contemplated therein, the Convertible Note and Warrant Purchase Agreement and the transactions and the agreements contemplated therein, the Investor Rights Agreement and the transactions and the agreements contemplated therein, the Voting Agreement and the transactions and the agreements contemplated therein and other than as contemplated by this Tenth Amended and Restated Certificate of Incorporation, in each case in the form such agreements are in on the date hereof, (b) for payment of salary for services rendered, as approved by the Board, (c) reimbursement for reasonable expenses incurred on behalf of the Corporation or its Subsidiaries in accordance with the standard practice of the Corporation or its Subsidiaries and (d) for other standard employee benefits made generally available to all employees;

(viii) make, or permit a Subsidiary to make, any acquisition or investment or series thereof in any twelve (12) month period, the value of which is in excess of $10,000,000 in the aggregate, with the purchase price therefor payable in cash, borrowed funds, securities, a combination thereof or otherwise, other than investments to expand the Corporation’s or its Subsidiaries’ production facilities or investments to construct or purchase, outfit and ramp-up production at any production facility as contemplated in the Corporation’s business plan and other than in the ordinary course of business, in any single transaction or series of related transactions; or

(ix) amend, waive, alter or repeal Article IV, Part C, Sections 2(e) (third sentence), 3(f) (other than to add to clause (v) thereof the separate class vote of a Permitted Security). 5(e), 6(b)(iii), 6(f)(i)(G)(3) of the definition of “Additional Shares of Common Stock”, 6(l)(iii), 7(a) (relating to the Series B-1 Preferred Stock) or Part F, Section 4 (third sentence) of this Tenth Amended and Restated Certificate of Incorporation.

(f) Series C Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least fifty percent (50%) of the shares of Series C Preferred Stock originally issued remain outstanding (as adjusted for any Recapitalization), the vote or written consent of (x) other than as provided in clause (y) below, the holders of a majority of the then outstanding shares of Series C Preferred Stock and (y), in the case of subsection (iv) below, the holders of at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock, in each case voting together as a single class, separate and distinct from any other series or class of securities issued by the Corporation, and given in writing or by vote at a meeting, shall be required for the Corporation to take any of the following actions, including in each case, as may be applicable, by means of amendment, merger, reclassification, consolidation or otherwise:

(i) alter, waive, repeal or change the rights, preferences or privileges of the Series C Preferred Stock;

(ii) increase the authorized number of shares of the Series C Preferred Stock;

(iii) any authorization or any designation by the Corporation or any of its Holding Company Subsidiaries, whether by amendment, reclassification or otherwise, or issuance of any class or series of stock or other equity securities or any other securities convertible into equity securities of the Corporation or a Holding Company Subsidiary, in any such case, ranking on a parity with or senior to (structurally or otherwise) the Series C Preferred Stock in right of redemption, liquidation preference, voting, conversion or dividend rights, or the creation of any obligation to do any of the foregoing; or

(iv) amend, waive, alter or repeal Article IV, Part C, Sections 1(a), 2(e) (fourth sentence), 5(f)(iv), 6(b)(iv), 6(l)(iv), 7(a) (relating to the Series C Preferred Stock) or Part F, Section 4 (fourth sentence) of this Tenth Amended and Restated Certificate of Incorporation.

(g) Convertible Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, the vote or written consent of (x) at least 70% of all directors then serving on the Board and (y) the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis (calculated without giving effect to any Qualified IPO Conversion), given in writing or by vote at a meeting, shall be required for the Corporation to take any of the following actions, including in each case, as may be applicable, by means of amendment, merger, reclassification, consolidation or otherwise:

(i) any authorization or any designation by the Corporation or any of its direct or indirect Subsidiaries that is a Holding Company Subsidiary, whether by amendment, reclassification or otherwise, or issuance of any class or series of stock or other equity securities or any other securities convertible into equity securities of the Corporation or a Holding Company Subsidiary, or the creation of any obligation to do any of the foregoing, except in each case for Excluded Securities (as defined below); or

(ii) amend, waive, alter or repeal Article IV, Part C, Section 5(g) of this Tenth Amended and Restated Certificate of Incorporation.

6. Conversion Rights. For the avoidance of doubt, all references to “Senior Preferred Stock” in this Section 6 shall be deemed to include the Series C Preferred Stock.

(a) Right to Convert. At any time and from time to time after the date that this Tenth Amended and Restated Certificate of Incorporation is filed (the “Filing Date”), any holder of Senior Preferred Stock may convert any share of Senior Preferred Stock held by such holder into a number of shares of Common Stock determined by dividing (i) the applicable Base Price by (ii) the applicable Conversion Price then in effect. The conversion price for the Series A Preferred Stock (the “Series A Conversion Price”) shall be equal to $5,822.50, the conversion price for the Series B Preferred Stock (the “Series B Conversion Price”) shall be equal to $8,056.61, the conversion price for the Series B-1 Preferred Stock (the “Series B-1 Conversion Price”) shall be equal to $8,056.61 and the initial conversion price for the Series C Preferred Stock (the “Series C Conversion Price”) shall be equal to the Series C Base Price. The Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price and the Series C Conversion Price are sometimes referred to herein as the applicable “Conversion Price” (the “Conversion Price”). For the avoidance of doubt, references to “Conversion Price” in this Tenth Amended and Restated Certificate of Incorporation shall not give effect to any Qualified IPO Conversion (as defined below). Each of the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price and the Series C Conversion Price has been determined after giving effect to this Tenth Amended and Restated Certificate of Incorporation and the issuance of the Convertible Notes and Warrants (as defined in the Convertible Note and Warrant Purchase Agreement) as contemplated by the Convertible Note and Warrant Purchase Agreement. The Conversion Price from time to time in effect is subject to adjustment as hereinafter provided in this Section 6. Any accrued but unpaid dividends on the Senior Preferred Stock so converted will terminate and cease to exist upon the conversion of such Senior Preferred Stock into Common Stock.

(b) Automatic Conversion.

(i) Notwithstanding anything contained in this Section 6 to the contrary, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (“Series A Conversion Shares”), upon the earlier of (A) the date specified by vote or written consent or agreement of holders of at least seventy percent (70%) of the shares of Series A Preferred Stock then outstanding, in an amount of Series A Conversion Shares as is calculated based on the then-effective Series A Conversion Price, or (B) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public through a nationally recognized underwriter, immediately following which such shares of Common Stock are to be listed for trading on the New York Stock Exchange, for quotation on the Nasdaq Global Market System or such other internationally recognized stock exchange that is approved by the Board (a “Qualified IPO”), in an amount of Series A Conversion Shares as is equal to 3.4974 shares of Common Stock. In the event of an automatic conversion under this Section 6(b), the Corporation shall promptly issue a new certificate to each holder of Series A Preferred Stock representing each stockholder’s Series A Conversion Shares and such holder shall surrender its certificate(s) of Series A Preferred Stock in exchange therefor.

(ii) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock (“Series B Conversion Shares”), upon the earlier of (A) the date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series B Preferred Stock then outstanding, in an amount of Series B Conversion Shares as is calculated based on the then-effective Series B Conversion Price, or (B) immediately prior to the closing of a Qualified IPO, in an amount of Series B Conversion Shares as is equal to 3.5636 shares of Common Stock. In the event of an automatic conversion under this Section 6(b), the Corporation shall promptly issue a new certificate to each holder of Series B Preferred Stock representing each stockholder’s Conversion Shares and such holder shall surrender its certificate(s) of Series B Preferred Stock in exchange therefor.

(iii) Each share of Series B-1 Preferred Stock shall automatically be converted into shares of Common Stock (“Series B-1 Conversion Shares”), upon the earlier of (A) the date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series B-1 Preferred Stock then outstanding, in an amount of Series B-1 Conversion Shares as is calculated based on the then-effective Series B-1 Conversion Price, or (B) immediately prior to the closing of a Qualified IPO, in an amount of Series B-1 Conversion Shares as is equal to 5.0243 shares of Common Stock. In the event of an automatic conversion under this Section 6(b), the Corporation shall promptly issue a new certificate to each holder of Series B-1 Preferred Stock representing each stockholder’s Conversion Shares and such holder shall surrender its certificate(s) of Series B-1 Preferred Stock in exchange therefor.

(iv) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock (“Series C Conversion Shares”), upon the earlier of (A) the date specified by vote or written consent or agreement of holders of at least seventy percent (70%) of the shares of Series C Preferred Stock then outstanding, in an amount of Series C Conversion Shares as is calculated based on the then-effective Series C Conversion Price, or (B) immediately prior to the closing of a Qualified IPO, in an amount of Series C Conversion Shares as is equal to 3.2817 shares of Common Stock. An automatic conversion upon a Qualified IPO pursuant to clauses (i)(B), (ii)(B), (iii)(B) and (iv)(B) under this Section 6(b) is sometimes referred to in this Tenth Amended and Restated Certificate of Incorporation as a “Qualified IPO Conversion” (a “Qualified IPO Conversion”). The Series A Conversion Shares, the Series B Conversion Shares, the Series B-1 Conversion Shares and the Series C Conversion Shares are sometimes collectively referred to herein as the “Conversion Shares” (the

“Conversion Shares”). In the event of an automatic conversion under this Section 6(b), the Corporation shall promptly issue a new certificate to each holder of Series C Preferred Stock representing each stockholder’s Conversion Shares and such holder shall surrender its certificate(s) of Series C Preferred Stock in exchange therefor.

(v) In the event of an automatic conversion under this Section 6(b), all holders of record of shares of Senior Preferred Stock, to the extent applicable, shall be sent written notice of the time (the “Automatic Conversion Time”) and the place designated for the automatic conversion of all such shares of Senior Preferred Stock pursuant to this Section 6(b). Upon receipt of such notice, each holder of shares of Senior Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. At the Automatic Conversion Time, all outstanding shares of Senior Preferred Stock, to the extent applicable, shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Senior Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Section 6(b)(v). As soon as practicable after the Automatic Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Senior Preferred Stock, as applicable, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 6(c)(i) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends (but not any undeclared accruing dividends pursuant to Section 2) on the shares of Senior Preferred Stock converted.

(vi) All shares of Senior Preferred Stock shall, to the extent applicable, from and after the Automatic Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Automatic Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon (but not any undeclared accruing dividends pursuant to Section C.2).

(c) Conversion Procedure.

(i) Any holder of shares of Senior Preferred Stock desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of the Senior Preferred Stock to be converted (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. Conversion shall be effective upon receipt by the Corporation of the notice and the stock certificate or certificates (or lost certificate affidavit and agreement) contemplated by the preceding sentence (the “Conversion Time”). Notwithstanding the foregoing, in case of any Liquidation Event, unless the Corporation has received notice of election for conversion and the stock certificate or certificates (or lost certificate affidavit and agreement) prior to such time, such right of conversion for any holder of Senior Preferred Stock subject to such Liquidation Event shall cease and terminate at the close of business on the business day fixed for payment of the amount payable to such holders of the Senior Preferred Stock pursuant to this Tenth Amended and Restated Certificate of Incorporation unless the Corporation shall thereafter default in the payment of the Series C Preferred Liquidation Amount or the Senior Preferred Liquidation Amount, as the case may be, in which case the holder shall be entitled to conversion until such default is cured by the Corporation. No fractional shares of Common Stock will be issued by conversion of Senior Preferred Stock or payment of dividends. In lieu of any fractional shares to which the holder would be otherwise entitled, the Corporation will pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board. For such purpose, all shares of Senior Preferred Stock held by each holder of Senior Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash.

(ii) As soon as practicable after a holder has effected the procedures for conversion pursuant to Section 6(c)(i) above (but in any event within five (5) business days), the Corporation shall deliver to the converting holder:

(A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder shall be entitled; and

(B) a certificate representing any shares of Senior Preferred Stock that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(iii) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Senior Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Senior Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(iv) The Corporation shall not close its books against the transfer of Senior Preferred Stock or Common Stock issued or issuable upon conversion of Senior Preferred Stock in any manner that interferes with the timely conversion of Senior Preferred Stock. The Corporation shall assist and cooperate with any holder of Senior Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Senior Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

(v) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Senior Preferred Stock, not less than the number of shares of Common Stock issuable upon the conversion of all outstanding Senior Preferred Stock that may then be exercised. All shares of Common Stock, which are so issuable, shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(d) Subdivision or Combination of Common Stock. If the Corporation at any time after the Filing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased to account for such subdivision and, in the case of a Qualified IPO Conversion, the applicable Conversion Shares issuable shall be proportionately increased to account for such subdivision, and if the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased and, in the case of a Qualified IPO Conversion, the applicable Conversion Shares issuable shall be proportionately decreased to account for such combination.

(e) Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time after the filing Date, there is any reorganization, reclassification, consolidation or merger (other than a Liquidation Event) in which the Common Stock (but not the Senior Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 6(d), 6(g) or 6(h)), as part of such capital reorganization, provision shall be made so that the holders of Senior Preferred Stock shall thereafter have the right to receive, upon conversion of such Senior Preferred Stock, the number of shares of stock or securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of such Senior Preferred Stock would have been entitled in connection with such capital reorganization if such holder had converted its Senior Preferred Stock immediately prior to such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. The Corporation shall make appropriate provisions to ensure that the requirements of the previous sentence are effected.

(f) Adjustment of Conversion Price Upon Certain Dilutive Issuances.

(i) Special Definitions. The following terms shall have the definitions set forth below:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 6(f)(iii) below, deemed to be issued) by the Corporation after the Filing Date, other than shares of Common Stock issued or issuable (or, pursuant to Section 6(f)(iii) below, deemed to be issued):

(A) upon conversion of shares of Preferred Stock;

(B) to officers, directors or employees of, or consultants to, the Corporation (other than Steve Lockard) pursuant to stock option or stock purchase plans or agreements (including, for example, restricted stock award agreements) on terms approved by the Board;

(C) upon exercise or conversion of Options and Convertible Securities that are outstanding on the Filing Date;

(D) as a dividend or distribution on the Preferred Stock;

(E) for which adjustment of the Conversion Price is made pursuant to Sections 6(d), 6(e), 6(g) or 6(h);

(F) pursuant to a Qualified IPO;

(G) with the vote or written consent of (1) the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, (2) the holders of at least a majority of the then outstanding shares of Series B Preferred Stock and (3) the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, each voting as a separate class;

(H) pursuant to a strategic transaction involving the Corporation and other entities, including (1) joint venture, manufacturing, marketing or distribution arrangements, or (2) technology transfer or development arrangements or other similar business arrangement, provided that, in each case, the issuance of shares therein is approved by the Board;

(I) pursuant to a bona fide acquisition of another entity by the Corporation by merger or purchase of all or substantially all of the stock or assets of such entity that is approved by the Board;

(J) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions primarily for non-equity financing purposes, provided that, in each case, the issuance of such shares therein is approved by the Board; or

(K) as a result of or in connection with any adjustment to the Conversion Price under Section 6(f)(iv);

provided, however, that notwithstanding anything to the contrary in the foregoing, for purposes of clauses (H) through (J) above, the amount of shares of Common Stock or Convertible Securities (as adjusted from time to time for Recapitalizations after the Filing Date) shall not exceed, in the aggregate, two percent (2%) of the capital stock of the Corporation outstanding as of the Filing Date (such foregoing shares pursuant to clauses (A) through (K) above, the “Excluded Securities”).

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities (including Options) convertible into or exchangeable for Common Stock, including the Preferred Stock.

“Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire Convertible Securities or Common Stock.

“Common Stock Outstanding on an As-Converted Basis” shall mean immediately prior to a Dilutive Financing (as defined below) the sum of (A) all Common Stock issued and outstanding immediately before the Dilutive Financing, plus (B) all Common Stock issuable upon conversion of all Convertible Securities (calculated without giving effect to any Qualified IPO Conversion) which are outstanding immediately prior to the Dilutive Financing.

(ii) No Adjustment of Conversion Price. Notwithstanding any provision herein to the contrary, no adjustment in the applicable Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (or Additional Shares of Common Stock deemed issued pursuant to Section 6(f)(iii) below) unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price for such series in effect on the date of, and immediately prior to, such issuance (a “Dilutive Financing”).

(iii) Deemed Issuance of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, in each case, other than in connection with a Qualified IPO Conversion, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities, upon conversion of such Convertible Securities or exercise and conversion in the case of Options for Convertible Securities, shall be deemed to be Additional Shares of Common Stock (subject to the exclusions set forth in clauses (A) through (K) of the definition of “Additional Shares of Common Stock” in Section 6(f)(i)) issued as of the time of such issue or, in the case of a record date, shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are deemed to be issued, the following provisions shall apply:

(A) In respect of any such Options or Convertible Securities, the consideration received shall be deemed to be the consideration, if any, received by the

Corporation upon the issuance of such Options or Convertible Securities plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

(B) In the event of any change in the number of shares of Common Stock deliverable upon exercise or conversion or exchange of any such Options or Convertible Securities, or on any change in the minimum purchase price of such Options or Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions of such Options or Convertible Securities, the applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(C) Upon the expiration or termination of any such Options or Convertible Securities, the applicable Conversion Price, to the extent affected by or computed using such Options or Convertible Securities, shall forthwith be readjusted to such Conversion Price, as would have been obtained had the adjustment made upon the issuance of such Options or Convertible Securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise or conversion of such Options or Convertible Securities, as the case may be.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue or sell any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(f)(iii) above) in a Dilutive Financing in respect of the applicable Conversion Price then in effect, then the applicable Conversion Price shall be reduced, concurrently with such issuance, to a price determined by multiplying the applicable Conversion Price in effect immediately prior to such Dilutive Financing by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding on an As-Converted Basis immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock Outstanding on an As-Converted Basis immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.01 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.

(g) Stock Dividends. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, other than a distribution pursuant to a Qualified IPO Conversion or Section 6(d), then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Senior Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Senior Preferred Stock had been converted into Common Stock on the date of such event.

(h) Adjustment for other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock or pursuant to a Qualified IPO Conversion) or in other property and the provisions of Section 2 do not apply to such dividend or distribution, then provision shall be made so that the holders of the Senior Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Senior Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Senior Preferred Stock; provided, however, that no such provision shall be made if the holders of Senior Preferred Stock receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Senior Preferred Stock had been converted into Common Stock on the date of such event.

(i) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board (including the affirmative vote of the Series A Director), without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(j) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(k) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this Section 6, but while held as treasury shares such shares of Common Stock shall not be included in the number of shares of Common Stock outstanding.

(l) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, (i) any downward adjustment of the Conversion Price of the Series A Preferred Stock may be waived by the prior written consent or vote of the holders of at least seventy percent (70%) of the then outstanding shares of such series either before or after the issuance causing the adjustment, (ii) any downward adjustment of the Conversion Price of the Series B Preferred Stock may be waived by the prior written consent or vote of the holders of at least a majority of the then outstanding shares of such series either before or after the issuance causing the adjustment, (iii) any downward adjustment of the Conversion Price of the Series B-1 Preferred Stock may be waived by the prior written consent or vote of the holders of at least a majority of the then outstanding shares of such series either before or after the issuance causing the adjustment and (iv) any downward adjustment of the Conversion Price of the Series C Preferred Stock may be waived by the prior written consent or vote of the holders of at least seventy percent (70%) of the then outstanding shares of such series either before or after the issuance causing the adjustment.

(m) Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of the Senior Preferred Stock so adjusted, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Senior Preferred Stock at least twenty (20) calendar days prior to the date on which the Corporation closes its books or fixes a record date (A) with respect to any dividend or distribution upon

Common Stock or (B) with respect to any pro rata subscription offer to holders of Common Stock.

(n) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Senior Preferred Stock pursuant to Section 7, the conversion rights of such shares of Senior Preferred Stock shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the conversion rights for such shares shall continue until such price is paid in full.

7. Redemption.

(a) Redemption.

(i) At any time after October 9, 2012 at the election of holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, the holders of Series A Preferred Stock shall have the right on such date and on any date thereafter but prior to a Qualified IPO (the “Redemption Date”) upon at least ninety (90) days prior written notice to the Corporation, the holders of the Series B Preferred Stock, the holders of the Series B-1 Preferred Stock and the holders of the Series C Preferred Stock, to require the Corporation to redeem all of the Series A Preferred Stock held by such holders for a redemption price per share (the “Series A Redemption Price”) equal to the Series A Preferred Liquidation Amount. The redemption of the Series A Preferred Stock pursuant to this Section 7(a)(i) shall be made on a pro rata basis among the holders of the Series A Preferred Stock.

(ii) In the event the holders of Series A Preferred Stock elect to exercise their redemption rights pursuant to Section 7(a)(i) by delivering notice thereof to the Corporation, the holders of the Series B Preferred Stock, the holders of the Series B-1 Preferred Stock and the holders of the Series C Preferred Stock, then the holders of shares of Series B Preferred Stock, upon the delivery of written notice to the Corporation, the holders of the Series A Preferred Stock, the holders of the Series B-1 Preferred Stock and the holders of the Series C Preferred Stock by holders of at least a majority of the then outstanding shares of Series B Preferred Stock within thirty (30) days after the delivery of the election notice by the holders of Series A Preferred Stock to exercise their redemption rights pursuant to Section 7(a)(i), shall have the right on such Redemption Date to require the Corporation to redeem all of the Series B Preferred Stock held by such holders for a redemption price per share (the “Series B Redemption Price”) equal to the Series B Preferred Liquidation Amount. In addition to the foregoing, at any time after October 9, 2014 at the election of holders of at least a majority of the then outstanding shares of Series B Preferred Stock, the holders of Series B Preferred Stock shall have the right on such date and on any date thereafter but prior to a Qualified IPO upon at least (90) days prior written notice to the Corporation, the holders of the Series A Preferred Stock, the holders of the Series B-1 Preferred Stock and the holders of the Series C Preferred Stock (the “Series B Redemption Date”), to require the Corporation to redeem all of the Series B Preferred Stock held by such holders for a redemption price per share equal to the Series B Redemption Price. Any redemption of the Series B Preferred Stock pursuant to this Section 7(a)(ii) shall be made on a pro rata basis among the holders of the Series B Preferred Stock.

(iii) In the event the holders of Series A Preferred Stock elect to exercise their redemption rights pursuant to Section 7(a)(i) by delivering notice thereof to the Corporation, the holders of the Series B Preferred Stock, the holders of the Series B-1 Preferred Stock and the holders of the Series C Preferred Stock, then the holders of shares of Series B-1 Preferred Stock, upon the delivery of written notice to the Corporation, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock by holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock within thirty (30) days after the delivery of the election notice by the holders of Series A Preferred Stock to exercise their redemption rights pursuant to Section 7(a)(i), shall have the right on such Redemption Date to require the Corporation to redeem all of the Series B-1 Preferred Stock held by such holders for a redemption price per share (the “Series B-1 Redemption Price”) equal to the Series B-1 Preferred Liquidation Amount. In addition to the foregoing, at any time after October 9, 2014 at the election of holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, the holders of Series B-1 Preferred Stock shall have the right on such date and on any date thereafter but prior to a Qualified IPO upon at least (90) days prior written notice to the Corporation, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock (the “Series B-1 Redemption Date”), to require the Corporation to redeem all of the Series B-1 Preferred Stock held by such holders for a redemption price per share equal to the Series B-1 Redemption Price. Any redemption of the Series B-1 Preferred Stock pursuant to this Section 7(a)(iii) shall be made on a pro rata basis among the holders of the Series B-1 Preferred Stock.

(iv) In the event the holders of Series A Preferred Stock elect to exercise their redemption rights pursuant to Section 7(a)(i) by delivering notice thereof to the Corporation, the holders of the Series B Preferred, the holders of the Series B-1 Preferred Stock and the holders of the Series C Preferred Stock, then the holders of shares of Series C Preferred Stock, upon the delivery of written notice to the Corporation, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series B-1 Preferred Stock by holders of at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock within thirty (30) days after the delivery of the election notice by the holders of Series A Preferred Stock to exercise their redemption rights pursuant to Section 7(a)(i), shall have the right on such Redemption Date to require the Corporation to redeem all of the Series C Preferred Stock held by such holders for a redemption price per share (the “Series C Redemption Price”) equal to the Series C Preferred Liquidation Amount. In addition to the foregoing, at any time after October 9, 2014 at the election of holders of at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock, the holders of Series C Preferred Stock shall have the right on such date and on any date thereafter but prior to a Qualified IPO upon at least (90) days prior written notice to the Corporation, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series B-1 Preferred Stock (the “Series C Redemption Date”), to require the Corporation to redeem all of the Series C Preferred Stock held by such holders for a redemption price per share equal to the Series C Redemption Price. Any redemption of the Series C Preferred Stock pursuant to this Section 7(a)(iv) shall be made on a pro rata basis among the holders of the Series C Preferred Stock. The Series A Redemption Price, the Series B Redemption Price, the Series B-1 Redemption Price and the Series C Redemption Price are sometimes collectively referred to herein as the “Redemption Price” (the “Redemption Price”).

(b) Within fifteen (15) days prior to the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, written notice shall be mailed by the Corporation, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series C Preferred Stock and any series of Senior Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the holder’s certificate or certificates (or lost certificate affidavit and agreement) representing the shares to be redeemed (the “Redemption Notice”). Except as provided herein, on or after the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, each holder of Series C Preferred Stock or Senior Preferred Stock, as applicable, designated for redemption shall surrender to the Corporation the certificate or certificates representing such shares (or lost certificate affidavit and agreement), in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates (or lost certificate affidavit and agreement) as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Series C Preferred Stock and/or Senior Preferred Stock designated for redemption in the Redemption Notice as holders of Series C Preferred Stock or Senior Preferred Stock, as the case may be (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates (or lost certificate affidavit and agreement)), shall cease with respect to the shares designated for redemption on such date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Notwithstanding anything to the contrary contained in this Section 7, if the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock and Senior Preferred Stock on the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, are insufficient to redeem the total number of shares of Series C Preferred Stock and Senior Preferred Stock to be redeemed on such date, those funds which are legally available will, first, be used to redeem the maximum possible number of shares of Series C Preferred Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series C Preferred Stock and, second, be used to redeem the maximum possible number of shares of Senior Preferred Stock ratably among the holders of such shares to be redeemed based upon their holdings of Senior Preferred Stock and their relative Preferred Liquidation Amounts. The shares of Series C Preferred Stock and Senior Preferred Stock designated for redemption and not redeemed due to insufficient funds shall remain outstanding and the remainder of the applicable Redemption Price shall be converted into an unsecured obligation of the Corporation to repay such amount to such holders pursuant to a promissory note, or promissory notes, in form and substance satisfactory to a majority of such holders, which indebtedness shall bear interest at a rate of twelve percent (12%) per annum until such applicable Redemption Price, including all accrued interest and other fees more specifically set forth in such promissory note(s), are paid in full; provided, however, that no such promissory note(s) issued in respect of shares of Senior Preferred Stock not so redeemed may be paid, in full or in part, until such time as any such promissory note(s) issued in respect of shares of Series C Preferred Stock not so redeemed are paid in full. Notwithstanding the foregoing, if the shares of Series C Preferred Stock and Senior Preferred Stock designated for redemption are not redeemed in full, (i) each holder thereof shall be entitled to all the rights and preferences provided herein (other than the right to receive dividends under Section 2) with respect to any such shares not so redeemed and (ii) all of such shares designated for redemption (whether redeemed or not) shall continue to be considered outstanding for purposes of calculating the percentage of shares that remain outstanding pursuant to Sections 5(c) and (d) hereof until they are redeemed in full.

(d) On or prior to the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, the Corporation shall deposit the applicable Redemption Price of all shares of Series C Preferred Stock and Senior Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable Redemption Price for such shares to their respective holders on or after the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, upon receipt of notification from the Corporation that such holder has surrendered a share certificate (or lost certificate affidavit and agreement) to the Corporation pursuant to Section 7(b) above. As of the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the applicable Redemption Price of the shares, without interest, upon surrender of their certificates (or lost certificate affidavit and agreement) therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 7(d) for the redemption of shares thereafter converted into shares of the Corporation’s Common Stock pursuant to Section 6 hereof prior to the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 7(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date, the Series B Redemption Date, the Series B-1 Redemption Date or the Series C Redemption Date, as applicable, shall thereafter be returned to the Corporation upon its request expressed in a resolution of the Board.

(e) Notwithstanding any provision to the contrary set forth in this Section C.7, in no event shall any shares of Series C Preferred Stock or Senior Preferred Stock be redeemed until such date as all shares of Senior Redeemable Preferred Stock and Super Senior Redeemable

Preferred Stock have been redeemed by the Corporation in accordance with Section D.4 and Section E.4, as applicable, or are no longer otherwise outstanding.

D. SENIOR REDEEMABLE PREFERRED STOCK

1. Base Price. The Senior Redeemable Preferred Stock base price, shall be $25,000.00 per share (the “Senior Redeemable Base Price”).

2. Rank and Voting.

(a) The Senior Redeemable Preferred Stock (i) shall rank junior to the Super Senior Redeemable Preferred Stock with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights and (ii) shall rank senior to any share of Series C Preferred Stock, Senior Preferred Stock, Common Stock and any other equity securities of the Corporation with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights.

(b) The holders of Senior Redeemable Preferred Stock shall not be entitled to vote with respect to the shares of Senior Redeemable Preferred Stock held by such holders on any matters except to the extent otherwise (i) set forth in this Tenth Amended and Restated Certificate of Incorporation and (ii) required under the General Corporation Law of the State of Delaware. To the extent the holders of Senior Redeemable Preferred Stock are entitled to vote (as provided in the immediately preceding sentence), such holders shall be entitled to one vote per share of Senior Redeemable Preferred Stock.

3. Dividend Rights. The record holders of Senior Redeemable Preferred Stock, prior to and in preference to any declaration or payment of any dividend on the shares of Series C Preferred Stock, Senior Preferred Stock, Common Stock or any other class or series of stock, shall be entitled to receive, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Senior Redeemable Base Price (as adjusted from time to time for any Recapitalizations), per annum on each outstanding share of Senior Redeemable Preferred Stock (as adjusted from time to time for any Recapitalizations). Such dividends shall accrue from the original date of issuance of each share of Senior Redeemable Preferred Stock, whether or not earned or declared, shall be cumulative, and shall be compounded annually; provided, however, that except as set forth in Section D.4 or with the approval of the Board, such dividend shall only be payable when, as and if declared by the Board. For the avoidance of doubt and not in limitation of any other provision set forth in this Tenth Amended and Restated Certificate of Incorporation, the Corporation may not declare or pay any dividend on the shares of Series C Preferred Stock or Senior Preferred Stock, unless it first declares and pays the dividend required by this Section on the shares of Senior Redeemable Preferred Stock.

4. Redemption.

(a) Redemption Events.

(i) Upon a Public Offering. Immediately upon and as of, and in all cases subject to, the closing of a Qualified IPO or any other public offering of equity securities of the Corporation (collectively with a Qualified IPO, a “Public Offering”), the Corporation shall, as a condition to the effectiveness of such Public Offering, redeem immediately prior to, or concurrently with the closing of, such Public Offering all (and not less than all) of the outstanding shares of Senior Redeemable Preferred Stock at an amount per share of Senior Redeemable Preferred Stock equal to 13.2211 shares of Common Stock (as may be appropriately adjusted for any stock dividends, combinations, splits, recapitalizations, reorganization, reclassification and the like occurring after the Filing Date with respect to such shares of Common Stock) (the “Senior Redeemable Preferred Public Offering Amount”). In the event that the Corporation is unable to redeem all such shares of Senior Redeemable Preferred Stock required to be redeemed by this Section D.4(a)(i), the Senior Super-Majority Interest (as defined below) may elect that no shares of Senior Redeemable Preferred Stock be so redeemed by delivering written notice to the Corporation.

(ii) Upon Occurrence of a Liquidation Event. In connection with a Liquidation Event, then, as part of and as a condition to the effectiveness of such Liquidation Event, the Corporation shall, on the effective date of such Liquidation Event, either (x) redeem all (and not less than all) of the outstanding shares of Senior Redeemable Preferred Stock for an amount per share of Senior Redeemable Preferred Stock equal to three (3) times the Senior Redeemable Base Price (such amount to be adjusted appropriately for Recapitalizations) (the “Senior Redeemable Preferred Liquidation Premium Amount”), such amount to be payable in cash, and no payment shall be made to the holders of the Common Stock, Series C Preferred Stock or Senior Preferred Stock unless such amount is paid in full, (y) have such Senior Redeemable Preferred Stock acquired in such Liquidation Event for cash in an amount per share equal to the Senior Redeemable Preferred Liquidation Premium Amount, or (z) redeem all (and not less than all) of the outstanding shares of Senior Redeemable Preferred Stock as otherwise agreed to by the Corporation and the holders of a Senior Super-Majority Interest. In the event that the Corporation is unable to redeem all such shares of Senior Redeemable Preferred Stock required to be redeemed by this Section D.4(a)(ii), the Senior Super-Majority Interest may elect that no shares of Senior Redeemable Preferred Stock be so redeemed by delivering written notice to the Corporation.

(iii) Convertible Preferred Stock Redemption Trigger. In the event the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred or Series C Preferred Stock elect to exercise their redemption rights pursuant to Section C.7(a)(i), (ii), (iii) or (iv), respectively, by delivering notice thereof to the Corporation, the Corporation shall, immediately prior to any such redemption, redeem all (and not less than all) of the outstanding shares of Senior Redeemable Preferred Stock for an amount per share of Senior Redeemable Preferred Stock equal to the Senior Redeemable Preferred Liquidation Premium Amount, such amount to be payable in cash, and no payment shall be made to the holders of the Common Stock, Series C Preferred Stock or Senior Preferred Stock unless such amount is paid in full.

(b) Senior Redeemable Redemption Date and Price. Any date on which a redemption or other acquisition of Senior Redeemable Preferred Stock actually occurs in accordance with Section D.4(a) shall be referred to as a “Senior Redeemable Redemption Date” In the event of a redemption pursuant to Section D.4(a)(ii) or (iii) above, if upon the Senior Redeemable Redemption Date shares of Senior Redeemable Preferred Stock are unable to be redeemed (as contemplated by Section D.4(c) below), then holders of Senior Redeemable Preferred Stock, in addition to the Senior Redeemable Preferred Liquidation Premium Amount, shall also be entitled to dividends, without duplication, pursuant to Section D.4(d) below (together with the Senior Redeemable Preferred Liquidation Premium Amount, the “Senior Redeemable Preferred Liquidation Amount”). The aggregate Senior Redeemable Preferred Liquidation Amount in the case of such a redemption pursuant to Section D.4(a)(ii) or (iii) above shall be payable in cash in immediately available funds on the Senior Redeemable Redemption Date. Until the aggregate Senior Redeemable Preferred Liquidation Amount has been paid in cash for all shares of Senior Redeemable Preferred Stock redeemed or purchased pursuant to Section D.4(a)(ii) or (iii) above as of the applicable Senior Redeemable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation including, without limitation, any other Preferred Stock or Common Stock, other than on the Senior Redeemable Preferred Stock; and (B) no shares of capital stock of the Corporation (other than the Senior Redeemable Preferred Stock in accordance with this Section D.4) shall be purchased, redeemed or acquired by the Corporation and no payment shall be made or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

(c) Insufficient Shares or Funds. If, as applicable, the shares of Common Stock or funds of the Corporation legally available to redeem shares of Senior Redeemable Preferred Stock on the Senior Redeemable Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date pursuant to the terms of this Section D.4, the Corporation shall, (i) in the case of a redemption pursuant to Section D.4(a)(i) above, take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Senior Redeemable Preferred Stock required to be so redeemed, including, without limitation, increasing the authorized share capital of the Corporation to amount sufficient to make such redemption or (ii) in the case of a redemption pursuant to Section D.4(a)(ii) or (iii) above, at the request of the holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares of Senior Redeemable Preferred Stock (a “Senior Super-Majority Interest”), (A) take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Senior Redeemable Preferred Stock required to be so redeemed, including, without limitation, (x) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the General Corporation Law to create sufficient surplus to make such redemption and (y) incurring any indebtedness necessary to make such redemption, and (B) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Senior Redeemable Preferred Stock pursuant to Section D.4(a)(ii) or (iii) above, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation has become obligated to redeem on the Senior Redeemable Redemption Date (but which it has not redeemed) at the Senior Redeemable Preferred Liquidation Amount. Notwithstanding the foregoing, in the event that the Corporation is unable to redeem all shares of Senior Redeemable Preferred Stock required to be redeemed by any subsection of Section D.4(a), the Senior Super-Majority Interest

may elect that no shares of Senior Redeemable Preferred Stock be so redeemed by delivering written notice to the Corporation.

(d) Dividend, Liquidation Event or Public Offering After Senior Redeemable Redemption Date. In the event that shares of Senior Redeemable Preferred Stock required to be redeemed pursuant to Section D.4(a)(ii) or (iii) above are not redeemed and continue to be outstanding, such shares shall continue to be entitled to dividends, without duplication, thereon following the Senior Redeemable Redemption Date as provided in Section D.3 until the date on which the Corporation actually redeems such shares. In the event that shares of Senior Redeemable Preferred Stock required to be redeemed pursuant to Section D.4(a)(ii) or (iii) above are not redeemed and continue to be outstanding, and any Liquidation Event or Public Offering occurs, then the holders of such shares shall be entitled to receive the Senior Redeemable Preferred Liquidation Amount or the Senior Redeemable Preferred Public Offering Amount, as applicable, for each such share in connection with such Liquidation Event or Public Offering.

(c) Surrender of Certificates. Each holder of shares of Senior Redeemable Preferred Stock to be redeemed pursuant to this Section D.4 shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an affidavit of loss with respect to such certificates at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Senior Redeemable Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Senior Redeemable Preferred Public Offering Amount in shares of Common Stock or Senior Redeemable Preferred Liquidation Amount by certified check or wire transfer, as the case may be; provided, however, that if the Corporation has insufficient funds, in the case of a redemption pursuant to Section D.4(a)(ii) or (iii) above, legally available to redeem all shares of Senior Redeemable Preferred Stock required to be redeemed, each holder shall, in addition to receiving the payment of the portion of the aggregate Senior Redeemable Preferred Liquidation Amount that the Corporation is not legally prohibited from paying to such holder by certified check or wire transfer, receive a new stock certificate for those shares of Senior Redeemable Preferred Stock not so redeemed.

(f) No Reissuance of Senior Redeemable Preferred Stock. No share or shares of Senior Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue.

(g) Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least fifty percent (50%) of the shares of Senior Redeemable Preferred Stock originally issued remain outstanding (as adjusted for any Recapitalization), the vote or written consent of the holders of a Senior Super-Majority Interest, voting together as a single class, separate and distinct from any other series or class of securities issued by the Corporation, and given in writing or by vote at a meeting, shall be required for the Corporation to take any of the following actions, including in each case, as may be applicable, by means of amendment merger, reclassification, consolidation or otherwise: (A) alter, waive, repeal or change the rights, preferences or privileges of the Senior Redeemable Preferred Stock, (B) increase the authorized number of shares of the Senior Redeemable Preferred Stock, (C) any authorization or any designation by the Corporation or any of its Holding Company Subsidiaries, whether by amendment, reclassification or otherwise, or issuance of any class or series of stock or other equity securities or any other securities convertible into equity securities of the Corporation or a Holding Company Subsidiary, in any such case, ranking on a parity with or senior to (structurally or otherwise) the Senior Redeemable Preferred Stock in right of redemption, liquidation preference or dividend rights, or the creation of any obligation to do any of the foregoing, in each case other than any such security issued in a financing referred to in Section D.4(c)(ii)(A)(y); or (D) amend, waive, alter or repeal this Section D.4(g) or Part F, Section 4 (fifth sentence) of this Tenth Amended and Restated Certificate of Incorporation.

E. SUPER SENIOR REDEEMABLE PREFERRED STOCK

1. Base Price. The Super Senior Redeemable Preferred Stock base price, shall be $25,000.00 per share (the “Super Senior Redeemable Base Price”).

2. Rank & Voting.

(a) The holders of Super Senior Redeemable Preferred Stock shall not be entitled to vote with respect to the shares of Super Senior Redeemable Preferred Stock held by such holders on any matters except to the extent otherwise (i) set forth in this Tenth Amended and Restated Certificate of Incorporation and (ii) required under the General Corporation Law of the State of Delaware. To the extent the holders of Super Senior Redeemable Preferred Stock are entitled to vote (as provided in the immediately preceding sentence), such holders shall be entitled to one vote per share of Super Senior Redeemable Preferred Stock.

(b) The Super Senior Redeemable Preferred Stock shall rank senior to any share of Senior Redeemable Preferred Stock, Series C Preferred Stock, Senior Preferred Stock, Common Stock and any other equity securities of the Corporation with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights.

3. Dividend Rights. The record holders of Super Senior Redeemable Preferred Stock, prior to and in preference to any declaration or payment of any dividend on the shares of Senior Redeemable Preferred Stock, Series C Preferred Stock, Senior Preferred Stock, Common Stock or any other class or series of stock, shall be entitled to receive, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Super Senior Redeemable Base Price (as adjusted from time to time for any Recapitalization) per annum on each outstanding share of Super Senior Redeemable Preferred Stock (as adjusted from time to time for any Recapitalizations). Such dividends shall accrue from the original date of issuance of each share of Super Senior Redeemable Preferred Stock, whether or not earned or declared, shall be cumulative, and shall be compounded annually; provided, however, that except as set forth in Section E.4, such dividend shall only be payable when, as and if declared by the Board. For the avoidance of doubt and not in limitation of any other provision set forth in the Tenth Amended and Restated Certificate of Incorporation, the Corporation may not declare or pay any dividend on the shares of Senior Redeemable Preferred Stock, Series C Preferred Stock or Senior Preferred Stock, unless it first declares and pays the dividend required by this Section on the shares of Super Senior Redeemable Preferred Stock.

4. Redemption.

(a) Redemption Events.

(i) Upon a Public Offering. Immediately upon and as of, and in all cases subject to, the closing of a Public Offering, the Corporation shall, as a condition to the effectiveness of such Public Offering, redeem immediately prior to, or concurrently with the closing of, such Public Offering all (and not less than all) of the outstanding shares of Super Senior Redeemable Preferred Stock in an amount per share of Super Senior Redeemable Preferred Stock equal to 13.2211 shares of Common Stock (as may be appropriately adjusted for any stock dividends, combinations, splits, recapitalizations, reorganization, reclassification and the like occurring after the Filing Date with respect to such shares of Common Stock) (the “Super Senior Redeemable Preferred Public Offering Amount”). In the event that the Corporation is unable to redeem all such shares of Super Senior Redeemable Preferred Stock required to be redeemed by this Section E.4(a)(i), the Super Senior Super-Majority Interest (as defined below) may elect that no shares of Super Senior Redeemable Preferred Stock be so redeemed by delivering written notice to the Corporation.

(ii) Upon Occurrence of a Liquidation Event. In connection with a Liquidation Event, then, as part of and as a condition to the effectiveness of such Liquidation Event, the Corporation shall, on the effective date of such Liquidation Event, either (x) redeem all (and not less than all) of the outstanding shares of Super Senior Redeemable Preferred Stock for an amount per share of Super Senior Redeemable Preferred Stock equal to three (3) times the Super Senior Redeemable Base Price (such amount to be adjusted appropriately for Recapitalizations) (the “Super Senior Redeemable Preferred Liquidation Premium Amount”), such amount to be payable in cash, and no payment shall be made to the holders of the Common Stock, Series C Preferred Stock, Senior Preferred Stock, or Senior Redeemable Stock unless such amount is paid in full, (y) have such Super Senior Redeemable Preferred Stock acquired in such Liquidation Event for cash in an amount per share equal to the Super Senior Redeemable Preferred Liquidation Premium Amount, or (z) redeem all (and not less than all) of the outstanding shares of Super Senior Redeemable Preferred Stock as otherwise agreed to by the Corporation and the holders of a Senior Super-Majority Interest. In the event that the Corporation is unable to redeem all such shares of Senior Redeemable Preferred Stock required to be redeemed by this Section E.4(a)(ii), the Super Senior Super-Majority Interest may elect that no shares of Super Senior Redeemable Preferred Stock be so redeemed by delivering written notice to the Corporation.

(iii) Convertible Preferred Stock Redemption Trigger. In the event the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred or Series C Preferred Stock elect to exercise their redemption rights pursuant to Section C.7(a)(i), (ii), (iii) or (iv), respectively, by delivering notice thereof to the Corporation, the Corporation shall, immediately prior to any such redemption, redeem all (and not less than all) of the outstanding shares of Super Senior Redeemable Preferred Stock for an amount per share of Super Senior Redeemable Preferred Stock equal to the Super Senior Redeemable Preferred Liquidation Premium Amount, such amount to be payable in cash, and no payment shall be made to the holders of the Common Stock, Series C Preferred Stock, Senior Preferred Stock or Senior Redeemable Preferred Stock unless such amount is paid in full.

(b) Super Senior Redeemable Redemption Date and Price. Any date on which a redemption or other acquisition of Super Senior Redeemable Preferred Stock actually occurs in accordance with Section E.4(a) shall be referred to as a “Super Senior Redeemable Redemption Date” In the event of a redemption pursuant to Section D.4(a)(ii) or (iii) above, if upon the Super Senior Redeemable Redemption Date shares of Senior Redeemable Preferred Stock are unable to be redeemed (as contemplated by Section E.4(c) below), then holders of Super Senior Redeemable Preferred Stock, in addition to the Super Senior Redeemable Preferred Liquidation Premium Amount, shall also be entitled to dividends, without duplication, pursuant to Section E.4(d) below (together with the Super Senior Redeemable Preferred Liquidation Premium Amount, the “Super Senior Redeemable Preferred Liquidation Amount”). The aggregate Super Senior Redeemable Preferred Liquidation Amount in the case of a redemption pursuant to Section E.4(a)(ii) or (iii) above shall be payable in cash in immediately available funds on the Super Senior Redeemable Redemption Date. Until the aggregate Super Senior Redeemable Preferred Liquidation Amount has been paid in cash for all shares of Super Senior Redeemable Preferred Stock redeemed or purchased pursuant to Section E.4(a)(ii) or (iii) above as of the applicable Super Senior Redeemable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation including, without limitation, any Preferred Stock or Common Stock; and (B) no shares of capital stock of the Corporation (other than the Super Senior Redeemable Preferred Stock in accordance with this Section E.4) shall be purchased, redeemed or acquired by the Corporation and no payment shall be made or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

(c) Insufficient Shares or Funds. If, as applicable, the shares of Common Stock or funds of the Corporation legally available to redeem shares of Super Senior Redeemable Preferred Stock on the Super Senior Redeemable Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date pursuant to the terms of this Section E.4, the Corporation shall, (i) in the case of a redemption pursuant to Section E.4(a)(i) above, take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Senior Redeemable Preferred Stock required to be so redeemed, including, without limitation, increasing the authorized share capital of the Corporation to amount sufficient to make such redemption or (ii) in the case of a redemption pursuant to Section E.4(a)(ii) or (iii) above, at the request of the holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares of Super Senior Redeemable Preferred Stock (a “Super Senior Super-Majority Interest”), (A) take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Super Senior Redeemable Preferred Stock required to be so redeemed, including, without limitation, (x) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the General Corporation Law to create sufficient surplus to make such redemption and (y) incurring any indebtedness necessary to make such redemption, and (B) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Super Senior Redeemable Preferred Stock pursuant to Section E.4(a)(ii) or (iii) above, the

Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation has become obligated to redeem on the Super Senior Redeemable Redemption Date (but which it has not redeemed) at the Super Senior Redeemable Preferred Liquidation Amount. Notwithstanding the foregoing, in the event that the Corporation is unable to redeem all shares of Super Senior Redeemable Preferred Stock required to be redeemed by any subsection of Section E.4(a), the Super Senior Super-Majority Interest may elect that no shares of Super Senior Redeemable Preferred Stock be so redeemed by delivering written notice to the Corporation.

(d) Dividend, Liquidation Event or Public Offering After Super Senior Redeemable Redemption Date. In the event that shares of Super Senior Redeemable Preferred Stock required to be redeemed pursuant to Section E.4(a)(ii) or (iii) above are not redeemed and continue to be outstanding, such shares shall continue to be entitled to dividends, without duplication, thereon following the Super Senior Redeemable Redemption Date as provided in Section E.3 until the date on which the Corporation actually redeems such shares. In the event that shares of Super Senior Redeemable Preferred Stock required to be redeemed pursuant to Section E.4(a)(ii) or (iii) above are not redeemed and continue to be outstanding, and any Liquidation Event or Public Offering occurs, then the holders of such shares shall be entitled to receive the Super Senior Redeemable Preferred Liquidation Amount or the Super Senior Redeemable Preferred Public Offering Amount, as applicable, for each such share in connection with such Liquidation Event or Public Offering.

(e) Surrender of Certificates. Each holder of shares of Super Senior Redeemable Preferred Stock to be redeemed pursuant to this Section E.4 shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an affidavit of loss with respect to such certificates at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Super Senior Redeemable Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Super Senior Redeemable Preferred Public Offering Amount in shares of Common Stock or Super Senior Redeemable Preferred Liquidation Amount by certified check or wire transfer, as the case may be; provided, however, that if the Corporation has insufficient funds, in the case of a redemption pursuant to Section E.4(a)(ii) or (iii) above, legally available to redeem all shares of Super Senior Redeemable Preferred Stock required to be redeemed, each holder shall, in addition to receiving the payment of the portion of the aggregate Super Senior Redeemable Preferred Liquidation Amount that the Corporation is not legally prohibited from paying to such holder by certified check or wire transfer, receive a new stock certificate for those shares of Super Senior Redeemable Preferred Stock not so redeemed.

(f) No Reissuance of Super Senior Redeemable Preferred Stock. No share or shares of Super Senior Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue.

(g) Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least fifty percent (50%) of the shares of Super Senior

Redeemable Preferred Stock originally issued remain outstanding (as adjusted for any Recapitalization), the vote or written consent of the holders of a Super Senior Super-Majority Interest, voting together as a single class, separate and distinct from any other series or class of securities issued by the Corporation, and given in writing or by vote at a meeting, shall be required for the Corporation to take any of the following actions, including in each case, as may be applicable, by means of amendment, merger, reclassification, consolidation or otherwise: (A) alter, waive, repeal or change the rights, preferences or privileges of the Super Senior Redeemable Preferred Stock, (B) increase the authorized number of shares of the Super Senior Redeemable Preferred Stock, (C) any authorization or any designation by the Corporation or any of its Holding Company Subsidiaries, whether by amendment, reclassification or otherwise, or issuance of any class or series of stock or other equity securities or any other securities convertible into equity securities of the Corporation or a Holding Company Subsidiary, in any such case, ranking on a parity with or senior to (structurally or otherwise) the Super Senior Redeemable Preferred Stock in right of redemption, liquidation preference or dividend rights, or the creation of any obligation to do any of the foregoing, in each case other than any such security issued in a financing referred to in Section E.4(c)(ii)(A)(y); or (D) amend, waive, alter or repeal this Section E.4(g) or Part F, Section 4 (sixth sentence) of this Tenth Amended and Restated Certificate of Incorporation.

(h) Notwithstanding any provision of this Part E, the rights, preferences and privileges of the Super Senior Redeemable Preferred Stock may not be amended or terminated, and the observance of any term of this Part E may not be waived, with respect to any shares of Super Senior Redeemable Preferred Stock without the written consent of the holder of such shares unless such amendment, termination, or waiver applies to all shares of Super Senior Redeemable Preferred Stock in the same fashion.

F. PROVISIONS APPLICABLE TO ALL PREFERRED STOCK

1. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of issuance and transfers of Preferred Stock. Upon the surrender of any certificate (or lost certificate affidavit and agreement) representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate (or lost certificate affidavit and agreement). Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate (or lost certificate affidavit and agreement) and shall be substantially identical in form to the surrendered certificate.

2. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, however, that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on the shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate.

3. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the parties to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not then the next business day; or (c) when mailed or sent by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid (x) to the Corporation, at its principal executive offices and (y) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

4. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least seventy percent (70%) of the shares of Series A Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series B-1 Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B-1 Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least seventy percent (70%) of the shares of Series C Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Senior Redeemable Preferred Stock set forth herein may be waived on behalf of all holders of Senior Redeemable Preferred Stock by the affirmative written consent or vote of the holders of at least seventy-five percent (75%) of the shares of Senior Redeemable Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Super Senior Redeemable Preferred Stock set forth herein may be waived on behalf of all holders of Super Senior Redeemable Preferred Stock by the affirmative written consent or vote of the holders of at least seventy-five percent (75%) of the shares of Super Senior Redeemable Preferred Stock then outstanding.

ARTICLE V

1. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, repeal or modification of this provision shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

2. No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law: (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 or successor provisions of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the DGCL. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VI

Subject to any additional vote required by this Tenth Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE VII

Subject to any additional vote required by this Tenth Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

ARTICLE VIII

Elections of directors need not be by written ballot except and to the extent provided in the Bylaws.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE X

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE XI

Subject to the restrictions provided in Article IV of this Tenth Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Tenth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII

In the event that (1) a director of the Corporation who is also a partner, employee or affiliate of an entity that is a holder of Series A Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Common Stock and that is in the business of investing and reinvesting in other entities (each, a “Fund”) or (2) any holder of Preferred Stock or Common Stock or any partner, member, director, or stockholder, employee or agent of any such holder who is not an employee of the Corporation or any of its subsidiaries (a “Covered Person”) acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund or as a Covered Person and that potential transaction or matter may be a corporate opportunity for both the Corporation and such Fund or Covered Person and such knowledge did not come from the Corporation, a subsidiary of the Corporation or any officer, director, employee or any other affiliate of the Corporation or a subsidiary of the Corporation (an “Excluded Opportunity”), then (a) such Excluded Opportunity shall belong to such Fund or Covered Person, (b) such director or holder shall, to the fullest extent permitted by law, have fully satisfied and fulfilled his or her fiduciary duty to the Corporation and its stockholders with respect to such Excluded Opportunity, and (c) the Corporation, to the fullest extent permitted by law, waives any claim that such Excluded Opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates provided, however, that such director or holder acts in good faith and such opportunity was not presented or offered to or acquired, created or developed by or otherwise comes into the possession of such person in his or her capacity as a director of the Corporation or a Covered Person.

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IN WITNESS WHEREOF, TPI Composites, Inc. has caused this Tenth Amended and Restated Certificate of Incorporation to be executed this 12th day of February, 2015.

TPI COMPOSITES, INC.

By:	/s/ William E. Siwek
Name:	William E. Siwek
Title:	Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF THE

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TPI COMPOSITES, INC.

TPI Composites, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation by unanimous written consent duly adopted resolutions in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware (the “General Corporation Law”): (i) proposing an amendment (the “Amendment”) to the Tenth Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), (ii) declaring the Amendment to be advisable and in the best interests of the Corporation, and (iii) directing that the Amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders.

SECOND: That upon the effectiveness of the Amendment, Article IV of the Charter is hereby amended by inserting the following into Article IV immediately before the first sentence therein:

Effective immediately upon the filing of the Certificate of Amendment of the Tenth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each one (1) share of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be split into 360 shares of Common Stock, without any further action by the holders of such shares (the “Stock Split”). The Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a certificate-by-certificate basis. No fractional shares shall be issued in connection with the Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors. The Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby. All rights, preferences and privileges of the Common Stock and Preferred Stock shall be appropriately adjusted to reflect the Stock Split in accordance with this Tenth Amended and Restated Certificate of Incorporation of the Corporation.

THIRD: That upon the effectiveness of the Amendment, Article IV of the Charter is hereby amended by replacing the first paragraph of Article IV in its entirety with the following:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 100,000,000 shares, (i) 99,985,956 shares of which shall be Common Stock (the “Common Stock”) and (ii) 14,044 shares of which shall be Preferred Stock (the “Preferred Stock”), 3,551 of which shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), 2,813 of which shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 2,972 of which shall be designated as “Series B-1 Convertible Preferred Stock” (the “Series B-1 Preferred Stock”), 2,944 of which shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), 740 of which shall be designated as “Senior Redeemable Preferred Stock” (the “Senior Redeemable Preferred Stock”) and 1,024 of which shall be designated as “Super Senior Redeemable Preferred Stock” (the “Super Senior Redeemable Preferred Stock”). The Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock are sometimes collectively referred to herein as the “Senior Preferred Stock” (the “Senior Preferred Stock”), except for purposes of Article IV, Part C, Section 6 hereof, wherein the defined term “Senior Preferred Stock” shall be deemed to include the Series C Preferred Stock. All shares of stock of the Corporation shall have a par value of $0.01 per share.

FOURTH: That the foregoing amendment as certified herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

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IN WITNESS WHEREOF, this Certificate of Amendment of the Tenth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 6th day of July, 2016.

By:	/s/ Steven C. Lockard
Name: Steven C. Lockard
Title: President and CEO